Exhibit 31.1

CERTIFICATION

I, Angus Pacala, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Ouster, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 7, 2025	By:	/s/ Angus Pacala
Angus Pacala
Co-Founder and Chief Executive Officer (principal executive officer)